Exhibit 21

SUBSIDIARIES AND AFFILIATES OF

CLIFFS NATURAL RESOURCES INC. AS OF DECEMBER 31, 2011

(This list contains subsidiaries and affiliates of Cliffs where Cliffs directly or indirectly owns at least 20% of the entity as of 12/31/2011)

Name	Cliffs’ Effective Ownership	Place of Incorporation
Cliffs Natural Resources Inc.		Ohio, USA
2274659 Ontario Inc.	100%	Ontario, Canada
7685874 Canada Inc.	100%	Quebec, Canada
9223-0945 Québec Inc.	100%	Québec, Canada
Anglo Ferrous Amapá Mineração Ltda.	30%	Brazil
Anglo Ferrous Logística Amapá Ltda.	30%	Brazil
Arnaud Railway Company	100%	Quebec, Canada
AusQuest IOCG Joint Venture	70%	Australia
AusQuest Limited	30%	WA Australia
Barcomba Joint Venture (unincorporated JV)	50%	WA Australia
Beard Pinnacle, LLC	100%	Oklahoma, USA
Bloom Lake General Partner Limited	75%	Ontario, Canada
Bloom Lake Railway Company Limited	100%	Newfoundland, Canada
CALipso Sales Company	82.4%	Delaware, USA
Cleveland-Cliffs International Holding Company	100%	Delaware, USA
Cleveland-Cliffs Ore Corporation	100%	Ohio, USA
CLF PinnOak LLC	100%	Delaware, USA
Cliffs (Gibraltar) Holdings Limited	100%	Gibraltar
Cliffs (Gibraltar) Holdings Limited Luxembourg S.C.S.	100%	Luxembourg
Cliffs (Gibraltar) Limited	100%	Gibraltar
Cliffs (US) Mather I LLC	100%	Delaware, USA
Cliffs and Associates Limited	82.4%	Trinidad
Cliffs Asia Pacific Iron Ore Finance Pty Ltd	100%	WA Australia
Cliffs Asia Pacific Iron Ore Holdings Pty Ltd (fka Portman Limited)	100%	WA Australia
Cliffs Asia Pacific Iron Ore Investments Pty Ltd	100%	QLD Australia
Cliffs Asia Pacific Iron Ore Management Pty Ltd	100%	NSW Australia
Cliffs Asia Pacific Iron Ore Pty Ltd (fka Portman Iron Ore Limited)	100%	NSW Australia
Cliffs Australia Coal Pty Ltd	100%	QLD Australia
Cliffs Australia Holdings Pty Ltd	100%	QLD Australia
Cliffs Australia Washplant Operations Pty Ltd	100%	QLD Australia
Cliffs Biwabik Ore Corporation	100%	Minnesota, USA
Cliffs Brown B.V.	100%	The Netherlands
Cliffs Canada Chromite Land ULC	100%	British Columbia, Canada
Cliffs Canadian Shared Services Inc.	100%	Ontario, Canada
Cliffs Chromite Far North Inc. (fka Spider Resources Inc.)	100%	Ontario, Canada
Cliffs Chromite Ontario Inc. (fka Freewest Resources Canada Inc.)	100%	Quebec, Canada
Cliffs Empire, Inc.	100%	Michigan, USA
Cliffs Erie L.L.C.	100%	Delaware, USA
Cliffs Exploration Holdings Company	100%	Delaware, USA
Cliffs Exploraciones Peru S.A.C.	100%	Peru
Cliffs Greene B.V.	100%	The Netherlands
Cliffs Harrison B.V.	100%	The Netherlands
Cliffs International Lux I S.à r.l.	100%	Luxembourg
Cliffs International Lux II S.à r.l.	100%	Luxembourg

Name	Cliffs’ Effective Ownership	Place of Incorporation
Cliffs International Lux IV S.à r.l. (In Liquidation)	100%	Luxembourg
Cliffs International Luxembourg S.à r.l.	100%	Luxembourg
Cliffs International Management Company LLC	100%	Delaware, USA
Cliffs International Mineraçâo Brasil Ltda.	100%	Brazil
Cliffs International Participacoes Brasil Ltd.	100%	Brazil
Cliffs Logan County Coal, LLC (fka INR-WV Operating, LLC)	100%	Delaware, USA
Cliffs Logan County Coal Terminals, LLC (fka INR Terminals, LLC)	100%	Delaware, USA
Cliffs Logan County Holdings, LLC (fka INR-1 Holdings, LLC)	100%	Delaware, USA
Cliffs Magnetite Holdings Pty Ltd.	100%	WA Australia
Cliffs Marquette, Inc.	100%	Michigan, USA
Cliffs Minera Peru S.A.C.	100%	Peru
Cliffs Mineração Ltda.	100%	Brazil
Cliffs Mining Company (fka Pickands Mather & Co.)	100%	Delaware, USA
Cliffs Mining Services Company	100%	Delaware, USA
Cliffs Minnesota Mining Company	100%	Delaware, USA
Cliffs Natural Gas Company	100%	Delaware, USA
Cliffs Natural Resources Exploration Argentina S.R.L.	100%	Republic of Argentina
Cliffs Natural Resources Exploration Argentina II S.R.L.	100%	Republic of Argentina
Cliffs Natural Resources Exploration B.V.	100%	Netherlands
Cliffs Natural Resources Exploration Canada Inc.	100%	Ontario, Canada
Cliffs Natural Resources Exploration Chile Limitada.	100%	Chile
Cliffs Natural Resources Exploration Inc.	100%	Delaware, USA
Cliffs Natural Resources Holdings Pty Ltd	100%	WA Australia
Cliffs Natural Resources Luxembourg S.à r.l.	100%	Luxembourg
Cliffs Natural Resources Pty Ltd (fka Cliffs Asia-Pacific Pty Limited)	100%	WA Australia
Cliffs Netherlands B.V.	100%	The Netherlands
Cliffs North American Coal LLC (fka PinnOak Resources, LLC)	100%	Delaware, USA
Cliffs Oil Shale Corp.	100%	Colorado, USA
Cliffs Quebec Iron Mining Limited (fka Consolidated Thompson Iron Mines Limited)	100%	Quebec, Canada
Cliffs Reduced Iron Corporation	100%	Delaware, USA
Cliffs Reduced Iron Management Company	100%	Delaware, USA
Cliffs Renewable Energies LLC	100%	Delaware, USA
Cliffs Sales Company (fka Northshore Sales Company)	100%	Ohio, USA
Cliffs Scovil B.V.	100%	The Netherlands
Cliffs Sterling B.V.	100%	The Netherlands
Cliffs Subscription LLC	100%	Delaware, USA
Cliffs Technical Products LLC	100%	Delaware, USA
Cliffs TIOP, Inc. (fka Cliffs MC Empire, Inc.)	100%	Michigan, USA
Cliffs UTAC Holding LLC	100%	Delaware, USA
Cliffs West Virginia Coal, Inc.	100%	Delaware, USA
CNR Exploration Mexico S. de R.L. de C.V.	100%	Mexico
CNREM LLC	100%	Mongolia
Cockatoo Island Holdings Pty Ltd	100%	NSW Australia
Cockatoo Iron Ore Joint Venture (unincorporated JV)	50%	SA Australia
Cockatoo Mining Pty Ltd	50%	WA Australia
Currawong Coal Pty Ltd	50%	NSW Australia
Empire Iron Mining Partnership	79%	Michigan, USA
Emerald Joint Venture (unincorporated JV)	50%	WA Australia
Hibbing Development Company	39%	Minnesota, USA
Hibbing Taconite Company	23%	Minnesota, USA

Name	Cliffs’ Effective Ownership	Place of Incorporation
IronUnits LLC	100%	Delaware, USA
Knoll Lake Minerals Limited	58.3%	Canada
Koolyanobbing Iron Pty Ltd	100%	WA Australia
Lake Superior & Ishpeming Railroad Company	100%	Michigan, USA
MABCO Steam Company, LLC	40.467%	Delaware, USA
Marquette Iron Mining Partnership	100%	Michigan, USA
Marquette Range Coal Service Company	82.086%	Michigan, USA
Maryborough Joint Venture (unincorporated JV)	50%	WA Australia
Michigan Iron Nugget LLC	50%	Delaware, USA
Minerais Midway Ltee	100%	Quebec, Canada
Mt. Finnerty Joint Venture	80%	WA Australia
Minera Cerro Juncal S.A.	100%	Republic of Argentina
Mount Inglis Joint Venture (unincorporated JV)	50%	WA Australia
Northern Conservation, LLC	100%	Minnesota, USA
Northern Land Company Limited	50%	Newfoundland, Canada
Northshore Mining Company	100%	Delaware, USA
Oak Grove Land Company, LLC	100%	Delaware, USA
Oak Grove Resources, LLC	100%	Delaware, USA
Pickands Hibbing Corporation	100%	Minnesota, USA
Pinnacle Land Company, LLC	100%	Delaware, USA
Pinnacle Mining Company, LLC	100%	Delaware, USA
PinnOak Coal Sales, LLC	100%	Delaware, USA
Portman Coal Investments Pty Ltd	100%	WA Australia
Portman Iron Ore Limited (fka Esperance Iron Limited)	100%	WA Australia
Portman Limited (fka Pelsoil Limited)	100%	Australia
Portman Mining Limited	100%	NA Australia
Quinto Mining Corporation	100%	Quebec, Canada
Renewafuel, LLC	94.5554%	Minnesota, USA
Republic Wetlands Preserve LLC	100%	Michigan, USA
Rockport Mining Corporation	100%	New Brunswick, Canada
Seignelay Resources, Inc. (fka Angola Services Corporation)	100%	Delaware, USA
Silver Bay Power Company	100%	Delaware, USA
Sonoma Mine Management Pty Ltd	45%	QLD Australia
Southern Eagle Land, LLC	100%	Delaware, USA
Springleigh Joint Venture (unincorporated JV)	50%	WA Australia
St Lawrence Joint Venture (unincorporated JV)	50%	WA Australia
Syracuse Mining Company	100%	Minnesota, USA
The Bloom Lake Iron Ore Mine Limited Partnership	75%	Quebec, Canada
The Cleveland-Cliffs Iron Company	100%	Ohio, USA
The Cleveland-Cliffs Steamship Company	100%	Delaware, USA
Tilden Mining Company L.C.	85%	Michigan, USA
Twin Falls Power Corporation Limited	25.89%	Canada
Toney’s Fork Land, LLC	100%	Delaware, USA
United Taconite LLC	100%	Delaware, USA
Universal Resources LLC	20%	Mongolia
Wabush Iron Co. Limited	100%	Ohio, USA
Wabush Lake Railway Company, Limited	100%	Newfoundland, Canada
Wabush Mines (unincorporated JV)	100%	Newfoundland, Canada
Wabush Resources Inc.	100%	Ontario, Canada